As Filed with the Securities and Exchange Commission on June 26, 1998
                                                Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                            WORKFLOW MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                       06-1507104
(State of Incorporation)                  (IRS Employer Identification Number)

                               240 Royal Palm Way
                            Palm Beach, Florida 33480
                    (Address of Principal Executive Offices)

                                 (561) 659-6551
              (Registrant's telephone number including area code)

                            WORKFLOW MANAGEMENT, INC.
                            1998 Stock Incentive Plan
                            (Full title of the Plan)
                      -----------------------------------
                                 Steve R. Gibson
                   Vice President and Chief Financial Officer
                            Workflow Management, Inc.
                               240 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (561) 659-6551
            (Name, address and telephone number of agent for service)
                      -----------------------------------
                                    Copy to:
                            Gus J. James, II, Esquire
                                Kaufman & Canoles
                        One Commercial Place, Suite 2000
                             Norfolk, Virginia 23514


                        CALCULATION OF REGISTRATION FEE
----------------------------- --------------------- --------------------- --------------------- ---------------------
                                                          Proposed              Proposed
          Title of                                        Maximum               Maximum
         Securities                  Amount               Offering             Aggregate             Amount of
           to be                     to be                 Price                Offering            Registration
         Registered              Registered(1)           Per Share               Price                 Fee(2)
----------------------------- --------------------- --------------------- --------------------- ---------------------
Options                         4,387,580 options            -                     -                     -
----------------------------- --------------------- --------------------- --------------------- ---------------------
Stock Appreciation Rights       4,387,580 SARs               -                     -                     -
----------------------------- --------------------- --------------------- --------------------- ---------------------
Common Stock, par value         4,387,580 shares           $7.31              $32,073,210            $9,461.60
$.001 per share
----------------------------- --------------------- --------------------- --------------------- ---------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the 1998 Stock Incentive Plan to which this Registration Statement relates.

(2) The registration fee has been calculated in accordance with Rule 457(c) and 457(h) with respect to the 4,387,580 shares of Common Stock registered hereby on the basis of the price of shares of the Company's Common Stock on the NASDAQ National Market on June 22, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Workflow Management, Inc. (the "Registrant"' or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference

         The Company hereby incorporates by reference the documents listed in
(a) through (b) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Information Statement/Prospectus dated June 10, 1998 filed as part of the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (Commission File No. 333-46535), which contains (i) audited financial statements and related financial statement schedules for the Company as of and for the fiscal year ended April 26, 1997, as of and for the four months ended April 30, 1996 and for the fiscal years ended December 31, 1995 and 1994, and interim unaudited financial statements for the Company as of and for the nine months ended January 24, 1998 and for the nine months ended January 25, 1997, and (ii) audited financial statements of Astrid Offset Corp. as of and for the fiscal year ended July 31, 1997, and interim unaudited financial statements as of and for the three months ended October 31, 1997, and for the three months ended October 31, 1996.

         (b) The description of the Company's Common Stock which is incorporated by reference in the Registration Statement on Form 8-A filed by the Company under the Exchange Act on June 9, 1998, including any amendment or report filed for the purpose of updating such description.

         Item 4.  Description of Securities

         Inapplicable.

         Item 5.  Interests of Named Experts and Counsel

         Inapplicable

         Item 6.  Indemnification of Directors and Officers

         Article 9 of the Certificate of Incorporation provides that the Company will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation. If such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article 8 of the Certificate of Incorporation states that directors of the Company will not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
(i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions; or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article IV of the By-laws provides that the Company will indemnify its officers and directors (and those serving at the request of the Company as an officer or director of another corporation, partnership, joint venture, trust or other enterprise), and may indemnify its employees and agents (and those serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if such officer, director, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, indemnification shall be limited to expenses (including attorney's fees) actually and reasonably incurred by such officer, director, employee or agent in the defense or settlement of such action or suit, and no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Unless the Board of Directors otherwise determines in a specific case, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

         Item 7.  Exemption from Registration Claimed

         Not Applicable.

         Item 8.  Exhibits

         Number            Description

         4.1*              Certificate of Incorporation of the Registrant
         4.2*              Certificate of Amendment of Certificate of
                           Incorporation of Registrant
         4.3*              Restated By-Laws of the Registrant
         4.4*              1998 Stock Incentive Plan
         4.5*              Specimen certificate representing the Common Stock of
                           Registrant
         5.1               Opinion of Kaufman & Canoles
         23.1              Consent of Kaufman & Canoles (included in Exhibit
                           5.1)
         23.2              Consent of Price Waterhouse LLP
         23.3              Consent of KPMG Peat Marwick LLP
         23.4              Consent of Hertz, Herson & Company LLP
         23.5              Consent of KPMG Peat Marwick LLP
         23.6              Consent of Price Waterhouse LLP
         24.1              Power of Attorney (included as part of the signature
                           page to this Registration Statement)

------------------
*Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-46535).

         Item 9.  Undertakings

         The undersigned Registrant hereby undertakes the following:

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Palm Beach, Florida, on June 25, 1998 .


              WORKFLOW MANAGEMENT, INC.

              By:               /s/ Thomas B. D'Agostino
                 ------------------------------------------------------
                       Thomas B. D'Agostino, Chief Executive Officer


                                POWER OF ATTORNEY

         In accordance with the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Thomas B. D'Agostino and Gus J. James, II, and each of them individually, his true and lawful attorney-in-fact in this place and stead, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Registration Statement.

         Witness our hands and common seals on the date set forth below.


               Signature                                      Title                                       Date
               ---------                                      -----                                       ----

       /s/ Thomas B. D'Agostino          Director, Chairman of the Board, Chief                       June 25, 1998
------------------------------------
Thomas B. D'Agostino                     Executive Officer (Principal Executive Officer)

       /s/ Steven R. Gibson              Vice President, Chief Financial Officer,                     June 25, 1998
------------------------------------
Steven R. Gibson                         Treasurer and Secretary (Principal Financial
                                         Officer and Principal Accounting Officer)

       /s/ Thomas A. Brown, Jr.          Director                                                     June 25, 1998
------------------------------------
Thomas A. Brown, Jr.

       /s/ Gus J. James, II              Director                                                     June 25, 1998
------------------------------------
Gus J. James, II

      /s/ Jonathan J. Ledecky            Director                                                     June 25, 1998
------------------------------------
Jonathan J. Ledecky

       /s/ Timothy L. Tabor              Director                                                     June 25, 1998
------------------------------------
Timothy L. Tabor

       /s/ F. Craig Wilson               Director                                                     June 25, 1998
------------------------------------
F. Craig Wilson


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    EXHIBITS


                                       to


                                    FORM S-8




                             REGISTRATION STATEMENT

                                      under

                     THE SECURITIES ACT OF 1933, AS AMENDED


                            WORKFLOW MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

                                    Exhibits

Number            Description
4.1*              Certificate of Incorporation of the Registrant
4.2*              Certificate of Amendment of Certificate of Incorporation of
                  Registrant
4.3*              Restated By-Laws of the Registrant
4.4*              1998 Stock Incentive Plan
4.5*              Specimen certificate representing the Common Stock of
                  Registrant
5.1               Opinion of Kaufman & Canoles
23.1              Consent of Kaufman & Canoles (included in Exhibit 5.1)
23.2              Consent of Price Waterhouse LLP
23.3              Consent of KPMG Peat Marwick LLP
23.4              Consent of Hertz, Herson & Company LLP
23.5              Consent of KPMG Peat Marwick LLP
23.6              Consent of Price Waterhouse LLP
24.1              Power of Attorney (included as part of the signature page to this Registration Statement)

------------------
*Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-46535).